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                                                                   Exhibit 10.30





                                   AGREEMENT

THIS IS AN AGREEMENT (this "Agreement") made and entered into on November 7, 1996 by and between AER Energy Resources, Inc., a Georgia corporation ("AER Energy") and H. Douglas Johns, a resident of Atlanta, Georgia ("Johns"), in which the parties hereto, in consideration of the mutual promises set forth below and other good and valuable consideration, the mutuality, adequacy and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. Purpose. The purpose of this Agreement is to amend the Consulting Agreement, dated December 20, 1994, by and between AER Energy and Johns (the "Consulting Agreement") and the Stock Option Agreement, also dated December 20, 1994, by and between AER Energy and Johns (the "Stock Option Agreement"). The Nasdaq Stock Market has indicated that the grant of an option to Johns to acquire 50,000 shares of the common stock of AER Energy at an exercise price of $4.25 per share without first obtaining shareholder approval was in violation of certain of its rules. In order to satisfy the Nasdaq Stock Market and to bring the grant of this option into compliance with its rules, the parties have agreed to amend Johns' option so that is covers 25,000 common shares at an exercise price of $2.125 per share.

         2.      Amendment of Consulting Agreement and Stock Option Agreement.

                 (a) Consulting Agreement. Paragraph 4 of the Consulting Agreement is hereby amended by deleting it in its entirety and replacing in lieu thereof the following:

                          "4.     Stock Option.  AER Energy has granted Johns
                 an option to acquire 25,000 shares of AER Energy stock, as provided in the attached stock option agreement."

                 (b) Stock Option Agreement. Paragraph 1 of the Stock Option Agreement is hereby amended by deleting it in its entirety and replacing in lieu thereof the following:

                          "1.     Option Grant.  AER hereby grants to Optionee
                 the option (this "Option") to acquire from AER all or any part of an aggregate of 25,000 shares of AER's no par value common stock at an exercise price of $2.125 per share, subject to the terms and conditions hereinafter set forth. The shares of the no par value common stock of AER are hereinafter referred to as the "Shares."
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         3.      No Other Amendment.  Except as specifically amended as
described above, each of the Consulting Agreement and the Stock Option Agreement shall remain in full force and effect in its current form.

         DULY EXECUTED AND DELIVERED by the undersigned as of the date first above written.

                                           AER ENERGY RESOURCES, INC.

                                           By:    /s/ David W. Dorheim
                                                  ------------------------------
                                           Name:  David W. Dorheim
                                                  ------------------------------
                                           Title: President & CEO
                                                  ------------------------------


                                                  /s/ H. Douglas Johns
                                           -------------------------------------


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